                                                                    EXHIBIT 10.2


            FIRST AMENDMENT TO LOAN AGREEMENT AND RELATED DOCUMENTS

         THIS FIRST AMENDMENT TO LOAN AGREEMENT AND RELATED DOCUMENTS (the "Amendment"), dated as of February 27, 1998, is among Search Funding II, Inc., a Texas corporation, Search Financial Services Holding Company, a Texas corporation, Search Financial Services of Florida, Inc., a Texas corporation, Search Financial Services of Georgia, Inc., a Texas corporation, Search Financial Services of Louisiana, Inc., a Louisiana corporation, Search Financial Services of Oklahoma, Inc., a Texas corporation, Search Financial Services of Puerto Rico, Inc., a Puerto Rico corporation, Search Financial Services of Tennessee, Inc., a Texas corporation, and Search Financial Services of Texas, Inc., a Texas corporation (collectively, the "Existing Borrowers"), Search Financial Services Inc., a Delaware corporation (the "Guarantor"), and HIBERNIA NATIONAL BANK (the "Lender").

                                   RECITALS:

         A. The Existing Borrowers and the Lender have entered into that certain Loan Agreement (the "Loan Agreement") dated October 6, 1997.

         B. Pursuant to the Loan Agreement, the Guarantor executed that certain Commercial Guaranty (the "Guaranty") dated October 6, 1997 which guaranteed to Lender the payment and performance of the Indebtedness (as defined in the Loan Agreement).

         C. Pursuant to the Loan Agreement, the Existing Borrowers each executed a certain Commercial Security Agreement dated October 6, 1997 (collectively, the "Security Agreement").

         D. The Existing Borrowers are in default under the Loan Agreement. In order to avoid the Lender's pursuit of remedies for collection of the Line of Credit (as defined in the Loan Agreement) and realization on the collateral securing the Line of Credit, the Existing Borrowers and the Guarantor have requested that the Lender accept, in full satisfaction of the obligations of Search Funding II, Inc. ("Search Funding") under the Loan Agreement and the Related Documents (as defined in the Loan Agreement), the transfer of substantially all of the Non-Prime Auto Paper and related collateral covered by that certain Commercial Security Agreement dated October 6, 1997 executed by Search Funding (the "Transfer Transaction").

         E. The Lender has agreed to the Transfer Transaction, provided that, among other things, the Existing Borrowers and the Guarantor execute and deliver that certain Agreement to Transfer Collateral and Restructure Loan of even date herewith (the "Transfer Agreement") and the other documents contemplated thereby.

         F. The Existing Borrowers and the Guarantor have further requested that the Lender waive the Existing Defaults under the Loan Agreement and restructure the Line of Credit so that the Existing Borrowers (other than Search Funding) may continue to obtain advances thereunder, which the Lender is willing to do, subject to the terms and conditions hereof.





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         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         1.1     Definitions.   Capitalized terms used in this Amendment, to
the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

         2.1 Amendment to References in the Loan Agreement and Related Documents. Effective as of the date hereof, all references in the Loan Agreement and in the Related Documents to (i) "Borrower" and "Borrowers" shall be deemed to mean individually, collectively and interchangeably Search Financial Services Holding Company, Search Financial Services of Florida, Inc., Search Financial Services of Georgia, Inc., Search Financial Services of Louisiana, Inc., Search Financial Services of Oklahoma, Inc., Search Financial Services of Puerto Rico, Inc., Search Financial Services of Tennessee, Inc., and Search Financial Services of Texas, Inc. and (ii) "$25,000,000.00" shall be deemed to be references to "$14,000,000.00."

         2.2 Amendment to the Definition of "Borrowing Base" in the Loan Agreement. Effective as of the date hereof, the definition of "Borrowing Base" on page 1 of the Loan Agreement is hereby amended in its entirety to read as follows:

         BORROWING BASE. The words "BORROWING BASE" means the lesser of $14,000,000.00 or the sum of (a) 65% of the aggregate amount of the outstanding principal and interest owed under Eligible Consumer Paper, and (b) the agreed borrowing base value of other Collateral granted to Lender which is deemed eligible by Lender in its sole and absolute discretion.

         2.3 Deletion of Definition of "Eligible Non-Prime Auto Paper" in the Loan Agreement. Effective as of the date hereof, the definition of "Eligible Non-Prime Auto Paper" on pages 2 and 3 of the Loan Agreement and all other references to "Eligible Non-Prime Auto Paper" in the Loan Agreement are hereby deleted in their entirety.

         2.4 Amendment to Monitoring Fee. Effective as of the date hereof, the subsection entitled "Monitoring Fee" on page 5 of the Loan Agreement is hereby amended in its entirety to read as follows:





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                 Monitoring Fee.  A monitoring fee of $1,500 per month for each month or portion of a month during the term of this Agreement. The monitoring fee for a month is due and payable on the first day of the following month.

         2.5 Amendment to Annual Renewal Fee. Effective as of the date hereof, the subsection entitled "Annual Renewal Fee" on page 5 of the Loan Agreement is hereby amended in its entirety to read as follows:

                 Annual Renewal Fee. An annual renewal fee of 0.25% of the maximum dollar amount of the Note payable, in full, on each annual anniversary of this Agreement prior to the Expiration Date.

         2.6 Amendment to Unused Facility Fee. Effective as of the date hereof, the section entitled "Unused Facility Fee" on page 5 of the Loan Agreement is hereby amended so that the reference to "0.070% per annum" is changed to "0.250% per annum".

         2.7 Amendment to Loan Proceeds. Effective as of the date hereof, the section entitled "Loan Proceeds" on page 10 of the Loan Agreement is hereby amended in its entirety to read as follows:

                 Loan Proceeds. Use all Loan proceeds solely for working capital needs of Borrowers incurred in the ordinary course of business of Borrowers. Notwithstanding the foregoing, Borrowers shall be permitted to apply proceeds of the Loans in the maximum aggregate amount of $500,000 (or such greater amount that may, in its sole discretion, be approved by Lender in writing) to the repayment of their valid and existing debts, including valid and existing intercompany debts owing to Guarantor or any affiliate of Guarantor other than Borrowers.

         2.8 Amendment to Voluntary Readjustment of Indebtedness. Effective as of the date hereof, the section entitled "Voluntary Readjustment of Indebtedness" on page 13 of the Loan Agreement is hereby amended in its entirety to read as follows:

                 Voluntary Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by any Borrower or any Guarantor; provided however, that the filing of a voluntary chapter 11 petition by Search Financial Services Inc. under the Federal Bankruptcy Code ("Guarantor's Chapter 11 Case") shall not constitute an Event of Default so long as none of the following shall have occurred: (i) Guarantor's Chapter 11 Case is converted to a case under chapter 7 of the Federal Bankruptcy Code; (ii) a trustee or examiner is appointed in Guarantor's Chapter 11 Case; (iii) any adversary proceeding or contested matter is commenced in Guarantor's Chapter 11 Case requesting that the liens granted under any of the Loan Documents be avoided or set aside or that the claims arising under any of the Loan Documents be avoided or disallowed; (iv) any adversary proceeding or contested matter is commenced in Guarantor's Chapter 11 Case seeking to avoid or set aside any of the transactions consummated under that certain Agreement to





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         Transfer Collateral and Restructure Loan dated February 27, 1998 among the Borrowers, the Lender and certain other parties; or (v) a chapter 11 plan of reorganization is confirmed in Guarantor's Chapter 11 Case under which the Lender's claim is impaired and such plan has not been accepted by Lender.

         2.9 Addition to Events of Default. Effective as of the date hereof, the section entitled "Events of Default" commencing on page 13 of the Loan Agreement is hereby amended by adding the following thereto as an additional Event of Default:

                 Servicing Agreement. A Servicer Event of Default shall have occurred under and as defined in that certain Servicing Agreement dated February 27, 1998, between Search Funding II, Inc. and Lender.

                                  ARTICLE III

                              Conditions Precedent

         3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                 (a) The Lender shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Lender:

                                  (1)      Resolutions.  Resolutions of the
                 Board of Directors of each Existing Borrower and the executive committee of Guarantor certified by its respective Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by such Existing Borrower or Guarantor of this Amendment and the other Related Documents to which such Existing Borrower or Guarantor is or is to be a party hereunder;

                                  (2)      Incumbency Certificate.  A
                 certificate of incumbency certified by the Secretary or an Assistant Secretary of each Existing Borrower and Guarantor certifying the names of the officers of such Existing Borrower or Guarantor authorized to sign this Amendment and each of the other Related Documents to which such Existing Borrower or Guarantor is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

                                  (3)      Governmental Certificates.
                 Certificates of the appropriate government officials of the state of incorporation of each Existing Borrower and Guarantor as to the existence and good standing of such Existing Borrower or Guarantor, each dated within ten (10) days prior to the date of this Amendment;





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                                  (4)      Opinion of Counsel.      A favorable
                 opinion of Andrews & Kurth, L.L.P., legal counsel to Existing Borrowers and Guarantor, as to such matters as the Lender may reasonably request;

                                  (5) Transaction Documents. The Existing Borrowers and the Guarantor shall have executed and delivered the Transfer Agreement and such additional documents and instruments as are contemplated thereby;

                                  (6)      Note.  The Existing Borrowers
                 (except for Search Funding) shall have executed and delivered an Amended and Restated Promissory Note in the form attached hereto as Exhibit A; and

                                  (7)      Additional Information.  Lender
                 shall have received such additional documents, instruments and information as Lender may request.

                 (b) The representations and warranties contained herein and in all Related Documents, as amended hereby and after giving effect to the waivers herein, shall be true and correct as of the date hereof as if made on the date hereof, except as they are affected by Search Funding's exiting from the Non-Prime Auto Paper origination business and by the litigation filed by Hall/Phoenix Inwood, Ltd. and Fleet Bank, N.A. against Guarantor and others;

                 (c) Except for the Existing Defaults (as defined below) and the Potential Defaults (as defined below), no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                 (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Winstead Sechrest & Minick P.C.

                                   ARTICLE IV

                                 Limited Waiver

         4.1 Existing Defaults. The Existing Borrowers hereby acknowledge that Lender has notified them that the following actions or inactions have occurred which constitute Events of Defaults (the "Existing Defaults"):

                 (a) Default under Dominion Account Obligations. The Existing Borrowers have failed to deposit into a Dominion Account prior to the date hereof collections in the amount of approximately $300,000.00, which were made with respect to amounts due under Non-Prime Auto Paper or Consumer Paper or received from the sale of any inventory of any Existing Borrower, within one (1) Business Day after receipt;





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                 (b)      False Statements.  The representations and warranties
         of the Existing Borrowers made in that certain Borrowing Base Certificate dated as of January 28, 1998, delivered to the Lender were incorrect in a material respect due to the miscalculation of the Borrowing Base; and

                 (c) Receivership. Proceedings for the appointment of a receiver of all or any part of the property of the Guarantor have been commenced by Hall/Phoenix Inwood, Ltd., and such proceedings have not been dismissed within sixty (60) days after commencement.

         4.2 Potential Defaults. The Existing Borrowers hereby acknowledge that Lender has notified them that the following breaches or violations of the Loan Agreement have occurred which, if not cured within the applicable grace period provided in the Loan Agreement, will constitute additional Events of Default (the "Potential Defaults"):

                 (a) Failure to Deliver Instruments. The Existing Borrowers have failed to deliver prior to February 16, 1998 all original instruments representing all eligible Non-Prime Auto Paper or Consumer Paper to the Lender or a custodian approved by the Lender, and such failure has resulted in an overadvance;

                 (b) Default in Favor of Third Parties. The Guarantor is in default under a loan, extension of credit, security agreement or other agreement in favor of Fleet Bank, N.A. and in favor of Hall/Phoenix Inwood, Ltd., in each case involving in excess of $1,000,000; and

                 (c) Failure to Provide Borrowing Base Certificate. Search Funding has violated or failed to comply fully with the affirmative covenant to provide a Borrowing Base Certificate to the Lender by noon on Wednesday, February 11, 1998.

                 (d) Default Under the Loan Agreement. The Guarantor has failed to maintain a minimum Adjusted Net Worth of no less than $20,000,000.00.

         4.3 Limited Waiver. By execution of this Amendment, the Lender hereby waives the Existing Defaults and the Potential Defaults which would arise under the Loan Agreement as described in Sections 4.1 and 4.2 of this Amendment. Lender is not presently aware of any other Event of Default or any other occurrence which, if not cured within the applicable grace period, would constitute an Event of Default. Except as otherwise specifically provided for in this Section 4.3 of this Amendment, nothing contained herein shall be construed as a waiver by the Lender of any covenant or provision of the Loan Agreement, the Related Documents, or of any other contract or instrument between the Existing Borrowers and the Lender, and the failure of the Lender at any time or times hereafter to require strict performance by the Existing Borrowers of any provision thereof shall not waive, affect or diminish any right of the Lender to thereafter demand strict compliance therewith.





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                                   ARTICLE V

                         Ratification by the Guarantor

         5.1 Ratifications. The Guarantor hereby ratifies and reaffirms all of its obligations under the Guaranty and acknowledges that the Guaranty is not subject to any claims, defenses or offsets. The Guarantor also hereby agrees that nothing contained in the Loan Agreement and the Related Documents, as hereby amended, shall adversely affect any right or remedy of the Lender under the Guaranty and that the execution and delivery of this Amendment and the Related Documents shall in no way change or modify its obligations under the Guaranty and shall not constitute a waiver by the Lender of any of its rights against the Guarantor.

                                   ARTICLE VI

                 Ratifications, Representations and Warranties

         6.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Related Documents, including without limitation the Security Agreement, and except as expressly modified and superseded by this Amendment or the Transfer Agreement, the terms and provisions of the Loan Agreement and the Related Documents are ratified and confirmed and shall continue in full force and effect. The Existing Borrowers and the Lender agree that the Loan Agreement and the Related Documents as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except for the release of Search Funding from any obligations thereunder. The Existing Borrowers hereby agree that the security interests and the liens in the Collateral granted to the Lender by the Existing Borrowers (other than Search Funding) are not extinguished hereby and the making, perfection and priority of such security interests shall continue in full force and effect.

         6.2 Representations and Warranties. The Existing Borrowers hereby represent and warrant to the Lender that (i) the execution, delivery and performance of this Amendment, the Transfer Agreement and any and all documents executed and/or delivered in connection herewith or therewith have been authorized by all requisite corporate action on the part of each Existing Borrower and will not violate the certificate or articles of incorporation or bylaws of such Existing Borrower, (ii) the representations and warranties contained in the Loan Agreement, as amended hereby and after giving effect to the waivers herein, and any Related Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except as they are affected by Search Funding's exiting from the Non-Prime Auto Paper origination business and by the litigation filed by Hall/Phoenix Inwood, Ltd. and Fleet Bank, N.A. against Guarantor and others, (iii) except for the Existing Defaults and the Potential Defaults, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) the Existing Borrowers have valid and existing intercompany debts owing to the Guarantor or an affiliate of the Guarantor (other than Existing Borrowers) in the aggregate amount of $1,499,718 as of January 31, 1998.





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                                  ARTICLE VII

                                 Miscellaneous

         7.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any Related Document including any Related Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Related Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them.

         7.2 Reference to Loan Agreement. Each of the Related Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Related Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         7.3 Expenses of Lender. As provided in the Loan Agreement, the Existing Borrowers (other than Search Funding) agree to pay on demand all costs and expenses incurred by the Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Related Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of the Lender's legal counsel, and all costs and expenses incurred by the Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Related Document, including without limitation the costs and fees of the Lender's legal counsel.

         7.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         7.5 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in the State of Louisiana, and shall be governed by and construed in accordance with the laws of the State of Louisiana.

         7.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lender and the Existing Borrowers and their respective successors and assigns, except no Existing Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

         7.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         7.8 Effect of Waiver. No consent or waiver, express or implied, by the Lender to or for any breach of or deviation from any covenant, condition or duty by any Existing Borrower or





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Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         7.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         7.10 RELEASE. THE EXISTING BORROWERS AND THE GUARANTOR HEREBY ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OF NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR RESPECTIVE LIABILITY TO REPAY THE "INDEBTEDNESS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER. THE EXISTING BORROWERS AND THE GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE THE LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE EXISTING BORROWERS OR THE GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST THE LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING WITHOUT LIMITATION ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OF RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR RELATED DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         7.11 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE EXISTING BORROWERS, THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN AGREEMENT OR RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         7.12 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS,





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WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE
CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         [Remainder of Page Intentionally Left Blank]





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         Executed as of the date first written above.

                                  EXISTING BORROWERS:


                                  SEARCH FUNDING II, INC.
                                  SEARCH FINANCIAL SERVICES HOLDING
                                           COMPANY
                                  SEARCH FINANCIAL SERVICES OF
                                           FLORIDA, INC.
                                  SEARCH FINANCIAL SERVICES OF
                                           GEORGIA, INC.
                                  SEARCH FINANCIAL SERVICES OF
                                           LOUISIANA, INC.
                                  SEARCH FINANCIAL SERVICES OF
                                           OKLAHOMA, INC.
                                  SEARCH FINANCIAL SERVICES OF
                                           PUERTO RICO, INC.
                                  SEARCH FINANCIAL SERVICES OF
                                           TENNESSEE, INC.
                                  SEARCH FINANCIAL SERVICES OF
                                           TEXAS, INC.



                                  By:                 /s/ Robert D. Idzi
                                           -------------------------------------
                                           Robert D. Idzi
                                           President of each entity


                                  LENDER:


                                  HIBERNIA NATIONAL BANK



                                  By:                 /s/ Gerald F. Pavlas
                                           -------------------------------------
                                           Gerald F. Pavlas
                                           Executive Vice President






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
                                   GUARANTOR:


                                   SEARCH FINANCIAL SERVICES INC.



                                   By:             /s/ Robert D. Idzi
                                            ------------------------------------
                                            Robert D. Idzi
                                            Senior Executive Vice President and
                                            Chief Financial Officer





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